Execution Version CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. Assignment, Assumption and Amendment Agreement relating to an Aircraft Lease Agreement in respect of one Airbus Model A320-214 aircraft manufacturer's serial number [****] Dated 14 July 2025 CASP Leasing I, LLC Existing Lessor FTAI Aircraft Leasing Ireland (2025) DAC New Lessor Electra Airways OOD Lessee

2 Contents 1. Definitions and Interpretation .................................................................................... 3 2. Assignment and Assumption ..................................................................................... 5 3. Lease Amendments .................................................................................................. 6 4. Effective Time ........................................................................................................... 8 5. Undertakings ............................................................................................................ 8 6. Additional Rent and Other Payments .......................................................................11 7. Representations and Warranties ..............................................................................12 8. Conditions to Lease Assignment ..............................................................................15 9. Costs and Expenses ................................................................................................15 10. Assignment ..............................................................................................................16 11. Miscellaneous ..........................................................................................................16 12. Notices ....................................................................................................................16 13. Governing Law and Jurisdiction ...............................................................................17 Schedule 1 Form of Effective Time Notice ..........................................................................19

3 Assignment, Assumption and Amendment Agreement Dated 14 July 2025 Between: (1) CASP Leasing I, LLC, a limited liability company incorporated and existing under the laws of Delaware, having its principal place of business at 435 Investment Court, Verona, Wisconsin 53593-8788, U.S.A. (the Existing Lessor); (2) FTAI Aircraft Leasing Ireland (2025) DAC, a designated activity company incorporated and existing under the laws of Ireland, with company registration number 777897 and having its principal place of business at Ella House, 43 Merrion Square, Suite 43.4, Dublin 2, Ireland (the New Lessor); and (3) Electra Airways OOD, a company organized and existing under the laws of the Republic of Bulgaria, registered with the Bulgarian Commercial Register and Register of Non-Profit Legal Entities with unified identification code (UIC) 203506186, having its principal place of business at 51 Aleksander Malinov Boulevard, 3rd floor, office A2-3, Mladost District, Sofia 1712, Bulgaria, (the Lessee, and together with the Existing Lessor and New Lessor, the Parties, and each, a Party). Whereas: (A) pursuant to an Aircraft Lease Agreement dated 29 August 2024 (including any and all amendments, supplements, appendices and side letters thereto entered into from time to time, the Lease) made between the Existing Lessor and the Lessee, the Existing Lessor has agreed to lease, and the Lessee has agreed to take on lease, the Aircraft; (B) pursuant to an aircraft sale and purchase agreement dated 19 June 2025 (the Sale Agreement) between the Existing Lessor and the New Lessor, the Existing Lessor has agreed to sell, and the New Lessor has agreed to buy, the Aircraft subject to the Lease; and (C) the parties have agreed that the New Lessor should assume the rights, liabilities and obligations of the Existing Lessor under the Lease, and that the Existing Lessor should be released from its liabilities and obligations under the Lease on the terms and conditions set out herein. Now it is agreed as follows: 1. Definitions and Interpretation 1.1 Definitions Terms and expressions not otherwise defined herein and defined in the Lease shall have the same meanings when used in this Agreement and: Assigned Lease means the Lease as the same has been assigned, assumed and amended pursuant to the terms of this Agreement; Effective Time has the meaning ascribed to it in Clause 4; Effective Time Notice has the meaning ascribed to the term in Clause 4; and

4 Warranties means the Existing Lessor’s right, title and interest in and to any and all warranties and product support referred to in clause 6.1 of the Lease. 1.2 Interpretation In this Agreement (unless otherwise specified): 1.2.1 references to Clauses and Schedules are to be construed as references to the clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules and a reference to a paragraph is to a paragraph of the Schedule in which it appears; 1.2.2 references to (or to any specified provision of) this Agreement or any other document shall include this Agreement, that document or the relevant provision as it may from time to time be amended; 1.2.3 a reference to an agreement includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written); 1.2.4 a reference to an amendment includes a supplement, restatement or re- enactment and amended will be construed accordingly; 1.2.5 any reference to a person includes any individual, firm, partnership, company, corporation, unincorporated association or body of persons, organisation, Government Authority, foundation and trust (in each case whether or not having separate legal personality); 1.2.6 any reference to a person includes that person’s successors or permitted assigns; 1.2.7 any reference to time is to UTC; 1.2.8 references to law include common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed); 1.2.9 use of the singular includes the plural and vice versa; 1.2.10 use of any gender includes the other genders; and 1.2.11 a reference to including shall be construed as a reference to "including without limitation", so that any list of items or matters appearing after the word "including" shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word "including". 1.3 Headings Clause headings and the table of contents are inserted for convenience of reference only, have no legal effect and shall be ignored in the interpretation of this Agreement.

5 1.4 References to "Lease" Notwithstanding the provisions of Clause 1.2, references herein to the "Lease" shall (unless otherwise specified in this Agreement) be deemed not to include the assignment, assumption and amendment thereof constituted by this Agreement. 2. Assignment and Assumption 2.1 Assignment, Releases, Assumption and Consents As of and with immediate effect from the Effective Time, and subject to the provisions of Clause 2.2: 2.1.1 the Existing Lessor sells, assigns, transfers and conveys to the New Lessor all of the Existing Lessor’s rights, obligations, duties and liabilities under the Lease; 2.1.2 the Existing Lessor releases and discharges the Lessee from the Lessee’s obligations, duties and liabilities under the Lease, and the Lessee agrees that it has no further rights and shall assert no claims against the Existing Lessor under the Lease; 2.1.3 the Lessee releases and discharges the Existing Lessor from the Existing Lessor’s obligations, duties and liabilities under the Lease, and the Existing Lessor agrees that it has no further rights against the Lessee under the Lease; 2.1.4 the New Lessor agrees to assume the rights and obligations, duties and liabilities of the "Lessor" under the Lease (as assigned, assumed and amended hereby) and to perform all the obligations of the "Lessor" under the Assigned Lease; 2.1.5 the Lessee acknowledges, consents to and accepts the sale, assignment, transfer and conveyance by the Existing Lessor to the New Lessor of the Existing Lessor’s rights, obligations, duties and liabilities under the Lease; 2.1.6 the Lessee acknowledges, consents to and accepts the assumption by the New Lessor of the rights, obligations, duties and liabilities of the "Lessor" under the Lease (as assigned, assumed and amended hereby) and the New Lessor’s agreement to perform all the obligations of the "Lessor" under the Assigned Lease; 2.1.7 the Lessee agrees that it will not assert against the New Lessor any claim or defence which it may have or have had against the Existing Lessor under the Lease in respect of any event or circumstance arising prior to the Effective Time; and 2.1.8 the Lessee acknowledges that its obligations, duties and liabilities under the Assigned Lease are owed to the New Lessor. 2.2 Rights and Remedies arising prior to the Effective Time. Without prejudice to the rights of the New Lessor under the Assigned Lease, the Lessee and the Existing Lessor agree that the Existing Lessor and the Lessee shall have the same rights and remedies against each other as each would have had under the Lease and in respect of any Losses suffered or incurred or payments due to each other in

6 respect of or attributable to the period prior to the Effective Time as if the Existing Lessor had remained the Lessor under the Lease, and the Lessee shall not exercise any set off or counterclaim in respect of any such losses, liabilities or claims against the New Lessor. 2.3 Delivery of Aircraft The Lessee acknowledges that the Aircraft was delivered by the Existing Lessor to the Lessee on 13 September 2024 and that the Lessee is in possession of the Aircraft and that the New Lessor may rely on the Acceptance Certificate issued by the Lessee to the Existing Lessor as though it had been issued to the New Lessor; and it is acknowledged by the Parties that no further physical delivery of the Aircraft by the New Lessor is required or contemplated as a result of this Agreement. 3. Lease Amendments 3.1 Amendments As of, and with effect from and including, the Effective Time, the Lease shall be and is hereby amended as follows: 3.1.1 the expressions "this Agreement" and "the Agreement" shall be construed, wherever they appear in the Lease and wherever the context so permits, as references to the Assigned Lease; 3.1.2 the expression "Lessor" shall be construed, wherever it appears in the Lease, as a reference to the New Lessor in place of the Existing Lessor; 3.1.3 the expression “CASP Leasing I, LLC” shall be construed, wherever it appears in the Lease, as a reference to “FTAI Aircraft Leasing Ireland (2025) DAC”; 3.1.4 Clause 1.1 shall be amended as follows: (a) the definition of Indemnitees shall be deleted and replaced by the following definition: Indemnitees means Previous Lessor, Previous Finance Parties, Owner, Lessor, Servicer, each Financing Party, the respective successors and assigns of such Persons, and their respective shareholders, members, partners, affiliates, directors, officers, managers, trustees, servants, agents and employees and Indemnitee means any of them; (b) the following definitions shall be inserted in the appropriate alphabetical positions: Previous Finance Party means Old National Bank; Previous Lessor means CASP Leasing I, LLC; 3.1.5 the details of the bank account to which payments by the Lessee to the Lessor are required to be made pursuant to clause 5.6(a) of the Lease shall be replaced by the following:

7 Bank: [*************] Bank Address: [*************] Routing No.: [*************] SWIFT: [*************] Account Name: FTAI Aircraft Leasing Ireland (2025) DAC Account No.: [*************] Ref: [*************] 3.1.1 the following additional paragraph shall be added immediately after the existing paragraph in clause 5.10 of the Lease: “Lessor covenants and agrees that it is and for the duration of the Term shall be tax resident in Ireland and does (and shall for the duration of the Term) not have a permanent establishment in Bulgaria." 3.1.2 in clause 8.7(d) of the Lease, the words “CASP Leasing I, LLC” shall be replaced by “FTAI Aircraft Leasing Ireland (2025) DAC”; 3.1.3 in clause 8.7(e) of the Lease, the words “CASP Leasing I, LLC” shall be replaced by “FTAI Aircraft Leasing Ireland (2025) DAC”; 3.1.4 the notice details for the Lessor set out in clause 16.10(b)(i) of the Lease shall be replaced by the details for the New Lessor which are set out in Clause 12.2 of this Agreement; and 3.1.5 paragraph (a) of Part B of Schedule 6 of the Lease shall be deleted in its entirety and replaced with the following: “Status: Lessor is a designated activity company incorporated and existing under the laws of Ireland and has the corporate power to own its assets and carry on its business as it is being conducted;” 3.1.6 paragraph (g) of Part B of Schedule 6 of the Lease shall be deleted in its entirety and replaced with the following: "Right to Lease: Lessor has the right to lease the Aircraft to Lessee under this Agreement." 3.1.7 a new paragraph (h) shall be added to Part B of Schedule 6 of the Lease as follows: "(h) Prohibited Persons: neither Lessor nor Owner nor any Affiliate of Lessor or of Owner, nor any officer, director, manager, or employees of any such Person is: (i) a Prohibited Person; or (ii) owned (whether in whole or in part) or controlled by or acting directly or indirectly on behalf of or for the benefit of a Prohibited Person; 3.1.8 a new paragraph (i) shall be added to Part B of Schedule 6 of the Lease as follows:

8 “(i) Tax Residency and Permanent Establishment: Lessor is tax resident in Ireland and does not have a permanent establishment in Bulgaria." 3.2 References in Other Documents With effect from the Effective Time, all references to the Lease contained in any documents delivered under or pursuant to the Lease shall be construed as references to the Assigned Lease. 4. Effective Time This Agreement shall become effective at a time (the Effective Time) which will be notified promptly by the Existing Lessor and the New Lessor to the Lessee by way of a notice substantially in the form of Schedule 1 (the Effective Time Notice). At any time prior to the Existing Lessor's and the New Lessor's determination of the Effective Time, both the Existing Lessor and the New Lessor may together serve notice on the Lessee that this Agreement is to be terminated and upon service of such notice, this Agreement shall terminate and be of no legal force or effect and the rights and obligations of the Parties shall be as if this Agreement had never been executed. 5. Undertakings 5.1 Lessee’s Documentation On or before the date of the Effective Time the Lessee undertakes to deliver to the New Lessor and (in the case of Clauses 5.1.1 to 5.1.5 (inclusive) only) to the Existing Lessor: 5.1.1 a copy certified by an officer of the Lessee to be a true, complete and up-to- date copy, of the constitutional documents of the Lessee, together with an English translation thereof; 5.1.2 a copy certified by an officer of the Lessee to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the general meeting of the shareholders (or the equivalent) of the Lessee: (a) approving the terms of, and the transactions contemplated by, this Agreement; and (b) authorising a person or persons to sign and deliver on behalf of the Lessee this Agreement and any notices or other documents to be given pursuant hereto; 5.1.3 specimen signatures, authenticated by an officer of the Lessee of each of the authorised signatories referred to in Clause 5.1.2(b); 5.1.4 copies of certificates evidencing the insurance and reinsurance (if any) required to be maintained pursuant to clause 9 of the Assigned Lease and Clause 5.4 of this Agreement in form and substance satisfactory to the Existing Lessor and the New Lessor; 5.1.5 a copy of a letter of undertaking addressed by the Lessee’s insurance and reinsurance brokers to the New Lessor in such form as the New Lessor may approve (acting reasonably);

9 5.1.6 letters from the Lessee substantially in the form of Exhibit G to the Assigned Lease and addressed to any ATC/Airport Authority designated by the New Lessor; 5.1.7 a letter from the Lessee substantially in the form of Exhibit H to the Assigned Lease and addressed to Eurocontrol; 5.1.8 letters from the Lessee substantially in the form of Exhibit I to the Assigned Lease and addressed to any and/or all government entities in the European Union charged with administering any EU ETS Legislation (as defined in Schedule 6, Part A, paragraph (v) of the Assigned Lease) and designated by the New Lessor; 5.1.9 a letter from the Lessee's agent for receipt of service of process, appointed by the Lessee pursuant to Clause 13.2, accepting its appointment; 5.1.10 a Power of Attorney in substantially the form of Exhibit C to the Assigned Lease; 5.1.11 all documentation and information required from the Lessee in respect of New Lessor’s “Know Your Customer” checks, anti-money laundering checks and any other similar requirements; and 5.1.12 a copy of this Agreement duly executed by the Lessee. The undertaking of the Lessee to provide the documents and evidence listed in Clauses 5.1.1 to 5.1.6 inclusive has been provided for the benefit of the Existing Lessor and the New Lessor, and compliance with this undertaking in respect of such documentation and evidence may be waived in whole or in part and with or without conditions by each of the Existing Lessor and the New Lessor in respect of its own requirements. The undertaking of the Lessee to provide the documents and evidence listed in Clauses 5.1.7 to 5.1.14 inclusive has been provided for the sole benefit of the New Lessor and compliance with this undertaking in respect of such documents and evidence may be waived in whole or in part and with or without conditions by the New Lessor. 5.2 Existing Lessor and New Lessor Documentation On or before the date of the Effective Time the New Lessor and Existing Lessor (as applicable) undertake to deliver to the Lessee: 5.2.1 a complete and up to date copy of the constitutive documents of each of New Lessor and Existing Lessor certified to be true and correct by its duly authorized representative; 5.2.2 a complete and up-to-date copy of the resolution(s) of the board of directors of each of New Lessor and Existing Lessor certified to be true and correct by its duly authorized representative: (a) approving the terms of, and the transactions contemplated by, this Agreement; and (b) authorising a person or persons to sign and deliver, on behalf of each of New Lessor and Existing Lessor, this Agreement and any notices or other documents to be given pursuant hereto;

10 5.2.3 evidence of the appointment of the process agent for New Lessor; 5.2.4 a legal opinion from counsel in the jurisdiction of incorporation of New Lessor in a form reasonably acceptable to Lessee; 5.2.5 a net worth certificate issued by an officer of New Lessor certifying that the New Lessor has a net worth of no less than US[***********]; 5.2.6 a tax residency certificate from the Irish Revenue Commissioners in respect of New Lessor; 5.2.7 all documentation and information required from the New Lessor in respect of the Lessee's “Know Your Customer” checks, anti-money laundering checks and any other similar requirements; 5.2.8 if applicable, a binding undertaking of quiet enjoyment to Lessee in substantially the same terms as the covenant set out in Section 7.1 of the Lease from any Financing Party of New Lessor holding a Security Interest over the Aircraft or the Assigned Lease; 5.2.9 receipt in full of Lessee's reasonable out of pocket expenses incurred by it in connection with this transaction, provided that Existing Lessor has received all relevant invoices, no later than 5 Business Days prior to the Effective Time; and 5.2.10 a copy of this Agreement and of the relevant release and discharge documentation (in a form reasonably acceptable to Lessee) pertaining to instruments previously issued by Lessee under Exhibits C, G, H and I, in each case duly executed by the parties thereto other than Lessee. 5.3 Nameplates The Lessee undertakes, that, within 90 days following the Effective Time, to replace the nameplates affixed to the Aircraft and the Engines pursuant to clauses 8.7(d) and 8.7(e) of the Lease with the nameplates required pursuant to clauses 8.7(d) and 8.7(e) of the Assigned Lease. Lessee shall produce the nameplates itself and New Lessor shall reimburse Lessee for all its costs associated therewith on receiving Lessee's written demand thereof. 5.4 Insurance The Lessee shall maintain or ensure that liability insurance is maintained in respect of the Aircraft with each of the Indemnitees (as such term is defined in the Assigned Lease) as additional insureds from the Effective Time until the date falling two (2) years after the Effective Time. The cover shall be on the terms and for the amounts required by the Assigned Lease as at the Effective Time. 5.5 Registrations As soon as practicable following the Effective Time, the Lessee shall ensure that (a) the registration of the Aircraft on the civil aviation register of the Aviation Authority is amended or updated to reflect the New Lessor’s position as owner and lessor of the Aircraft, and (b) all necessary filings, registrations, recordings and other actions have been taken or made to ensure the validity, effectiveness and enforceability of the Operative Documents (as defined in the Assigned Lease) and to protect the respective

11 title and interests of the New Lessor. The Lessee shall provide evidence of each of the registrations required by this Clause 5.4 promptly after such registration has been made. 5.6 Warranties The Existing Lessor and the New Lessor undertake to the Lessee that they shall each do such things, and take such action, as the Lessee may reasonably require, at the New Lessor's own cost, to ensure the Lessee retains the same rights and benefits to the Warranties as derived from the Existing Lessor as the Lessee was entitled to immediately preceding the execution of this Agreement. 6. Additional Rent and Other Payments 6.1 Additional Rent Balances Each of the Lessee and the Existing Lessor acknowledges and agrees (and confirms for the New Lessor’s benefit) to the following "balances" (meaning (i) the total amount of the relevant category of Additional Rent that has been paid to the Existing Lessor pursuant to clause 5.4 of the Lease, minus (ii) the total amount thereof released by the Existing Lessor to the Lessee pursuant to clause 7.2 of the Lease, minus (iii) the total amounts thereof which have been offset, applied or appropriated by the Lessor pursuant to clause 5.5(b)(ii) of the Lease Agreement, to the extent that such offset, applied or appropriated amounts have not been refunded to the Lessor by the Lessee in accordance with the final sentence of clause 5.5(b)(ii) of the Lease Agreement), in each case, as at the date hereof: 6.1.1 the balance of the Airframe 6Y Additional Rent is [********]; 6.1.2 the balance of the Airframe 12Y Additional Rent is [********]; 6.1.3 the balance of the Engine Additional Rent is [********]; 6.1.4 the balance of the Engine LLP Additional Rent is [********]; 6.1.5 the balance of the Landing Gear Additional Rent is [********]; and 6.1.6 the balance of the APU Additional Rent is [********]; and each of the Parties acknowledges and agrees that from the Effective Time, the Existing Lessor shall be deemed to have released and paid over to the New Lessor, and shall have no continuing security or other interest in, the moneys and amounts set out above. 6.2 Commitment Fee Each of the Existing Lessor and the Lessee acknowledges and agrees (and confirms for the New Lessor’s benefit) that the balance of the Commitment Fee as at the date hereof is [*********************] and each of the Parties acknowledges and agrees that from the Effective Time, the Existing Lessor shall be deemed to have released and paid over to the New Lessor, and shall have no continuing security or other interest in, such Commitment Fee amount.

12 6.3 Payments prior to the Effective Time Each of the Existing Lessor and the Lessee agree to notify the New Lessor of: 6.3.1 any payment made by the Lessee to the Existing Lessor in respect of the Additional Rent; 6.3.2 any reimbursements made by the Existing Lessor to the Lessee in respect of maintenance pursuant to clause 7.2 of the Lease; and 6.3.3 any offsets, applications or appropriations made pursuant to clause 5.5(b)(ii) of the Lease; in each case, after the date hereof but prior to the Effective Time, such notice to be given no later than the time of such payment or release being made. 6.4 Payments after the Effective Time Each of the Parties agrees that: 6.4.1 any payment which falls due and payable on or after the Effective Time and which is payable by the Lessee to the New Lessor pursuant to clause 5.4 of the Assigned Lease, shall be paid in full by the Lessee to the New Lessor to the exclusion of the Existing Lessor; and 6.4.2 any payment which falls due and payable on or after the Effective Time and which is payable by the New Lessor to the Lessee pursuant to clause 7.2 of the Assigned Lease, shall be paid in full to the Lessee by the New Lessor to the exclusion of the Existing Lessor notwithstanding the fact that such payment obligation may relate to Lessee’s performance of maintenance on the Aircraft that was commenced (but not completed) prior to the Effective Time or if completed by the Lessee prior to the Effective Time, has not resulted in the Lessee submitting any invoice to the Existing Lessor on or prior to the Effective Time; notwithstanding that the events or circumstances giving rise to the obligation to make such payment arose prior to the Effective Time. 7. Representations and Warranties 7.1 Lessee Representations and Warranties The Lessee represents and warrants to the New Lessor and (in respect of Clauses 7.1.1, 7.1.2 and 7.1.3 only) the Existing Lessor that: 7.1.1 the representations and warranties set forth in Part A of Schedule 6 to the Lease remain true and correct as if made by reference to the facts and circumstances existing as at the date hereof and as if all references therein to "this Agreement" were deemed to include a reference to this Agreement, and as if all references therein to “Operative Documents” were deemed to include a reference to this Agreement; 7.1.2 the Lessee has not commenced the performance of any Major Check that has not yet been completed and reimbursed in full by the Existing Lessor in accordance with the provisions of clause 7.2 of the Lease and there is no

13 outstanding claim against the Existing Lessor any reimbursement pursuant to clause 7.2 of the Lease; 7.1.3 no event or circumstance has arisen which would oblige the Existing Lessor to make any payment to the Lessee in accordance with clause 7.5 of the Lease and the Lessee has no knowledge of any existing Airworthiness Directive that it will be required to comply with under the terms of the Lease that it reasonably expects will cost [******] or more to perform; 7.1.4 save as referred to in the definition thereof and as constituted by this Agreement, there have been no amendments to the Lease; 7.1.5 the Existing Lessor has complied in full with all of its obligations under the Lease and the other Operative Documents and there are no claims (including any claims for Reimbursable Expenses that have not been fully satisfied by the Existing Lessor) which have been asserted or which, to the best of the Lessee’s knowledge and belief, could be validly asserted against the Existing Lessor by the Lessee arising out of the Lease and the other Operative Documents; 7.1.6 as far as Lessee is aware, no Total Loss or Engine Loss has occurred; 7.1.7 no Event of Default has occurred and is continuing; 7.1.8 as far as Lessee is aware, no damage has occurred to the Aircraft resulting in repair costs in excess of the Damage Notification Threshold (as defined in Schedule 5 of the Lease); 7.1.9 the amount of Basic Rent payable in accordance with the Lease as at the date hereof is US[**********] per month; 7.1.10 as far as Lessee is aware, no amounts are due and owing by the Existing Lessor to the Lessee or by the Lessee to the Existing Lessor; 7.1.11 the Lessee has not consented to any sub-leasing or similar arrangements in relation to the Aircraft that is not permitted without the Lessor’s consent under the Lease; 7.1.12 the Lessee has not created, and to the Lessee’s knowledge no other person has created, any Security Interest in connection with the operation of the Aircraft which the Lessee is obliged to remove or indemnify for in accordance with the Lease; and 7.1.13 the Operative Documents constitute the entire agreement between the Lessee and the Existing Lessor in relation to the leasing of the Aircraft which will continue in effect (as between the Lessee and the New Lessor pursuant to the Assigned Lease) following the Effective Time and there have been no amendments, consents, waivers or modifications entered into with respect to such documentation which will continue to have effect following the Effective Time. 7.2 New Lessor Representations and Warranties The New Lessor represents and warrants to the Lessee and to the Existing Lessor that:

14 7.2.1 the representations and warranties set forth in Part B of Schedule 6 to the Lease are true and correct as if made by reference to the facts and circumstances existing as at the date hereof and as if (a) all references therein to the "Lessor" were references to the New Lessor, (b) all references therein to "this Agreement" were deemed to include a reference to the Assigned Lease, (c) all references therein to “the Operative Documents” were deemed to include a reference to (i) this Agreement and (ii) the Operative Documents (as defined in the Assigned Lease), (d) paragraph (a) thereof were replaced by the replacement paragraph (a) referred to in Clause 3.1.9 of this Agreement, and (e) the reference in paragraph (g) thereof to “on the Delivery Date” were deemed to be to “as of the Effective Time”; and 7.2.2 New Lessor has a net worth of no less than US[**********]. 7.3 Existing Lessor Representations and Warranties The Existing Lessor represents and warrants to the New Lessor and Lessee that: 7.3.1 the representations and warranties set forth in Part B of Schedule 6 to the Lease remain true and correct as if made by reference to the facts and circumstances existing as at the date hereof and as if all references therein to “Operative Documents” were deemed to include a reference to this Agreement; 7.3.2 it has not consented to any sub-leasing or similar arrangements in relation to the Aircraft that is not permitted without its consent under the Lease; 7.3.3 to the best of its knowledge, there are no circumstances that would give rise to a claim or dispute against the Existing Lessor with respect to the Aircraft or the Lease and there are no current outstanding claims or disputes between the Lessee and the Existing Lessor with respect of the Aircraft or the Lease; 7.3.4 no amounts are due and owing by the Existing Lessor to the Lessee or by the Lessee to the Existing Lessor; 7.3.5 the Existing Lessor is not aware of there being any Security Interest created by the Lessee or otherwise in connection with the operation of the Aircraft which the Lessee is obliged to remove or indemnify for in accordance with the Lease; and 7.3.6 the Operative Documents constitute the entire agreement between the Lessee and the Existing Lessor in relation to the leasing of the Aircraft which will continue in effect (as between the Lessee and the New Lessor pursuant to the Assigned Lease) following the Effective Time and there have been no amendments, consents, waivers or modifications entered into with respect to such documentation which will continue to have effect following the Effective Time. 7.4 Repetition The representations and warranties set out in Clauses 7.1, 7.2 and 7.3 shall be deemed to be repeated by the relevant Party making them at the Effective Time as if made by reference to the facts and circumstances existing at such time.

15 7.5 Remedies The rights and remedies of any Party in relation to any misrepresentation or breach of warranty on the part of another Party shall not be prejudiced by any investigation by or on behalf of the first Party into the affairs of any other Party, by the performance of this Agreement, or by any other act or thing which may be done or omitted to be done by the beneficiary of the relevant representation or warranty under this Agreement and which would or might, but for this Clause 7.5, prejudice such rights and remedies. 8. Conditions to Lease Assignment 8.1 Quiet Enjoyment The New Lessor shall procure that any holder of any Security Interest over the Aircraft or any holder of an interest in the Aircraft (by way of security or otherwise), as the case may be, shall execute and deliver to the Lessee a binding letter of quiet enjoyment in respect of the Lessee’s use and possession of the Aircraft in a form substantially similar to the Lessor’s covenant in clause 7.1 of the Lease. 8.2 No additional cost or increased liability Notwithstanding any other provision of the Assigned Lease, if, under applicable law in force as of the Effective Time, the Lessee has any obligation to make a payment under the Assigned Lease which the Lessee would not have been obliged to pay, or which exceeds the amount which the Lessee would have been obliged to pay if the assignment, assumption and amendment constituted by this Agreement had not taken place, the New Lessor acknowledges that the Lessee shall not be obliged to pay the amount, or such excess as the case may be. 8.3 No alteration of terms The New Lessor shall not alter the economic terms and conditions of any of the Operative Documents as they define the Lessee’s rights and obligations, without the prior consent of the Lessee. 9. Costs and Expenses 9.1 Taxes The New Lessor shall pay all stamp, documentary, registration or other like duties or taxes (including any payable by the Existing Lessor and the Lessee) imposed on or in connection with this Agreement. 9.2 Expenses 9.2.1 Each of the New Lessor and the Existing Lessor shall bear its own legal and professional costs incurred in connection with the negotiation, preparation and execution of this Agreement. 9.2.2 The costs and expenses reasonably incurred by the Lessee and properly documented in connection with the negotiation, preparation and execution of this Agreement will be paid by the Existing Lessor and the New Lessor in equal proportions.

16 10. Assignment No Party may assign any of its rights or duties under this Agreement without the prior written consent of the other Parties. 11. Miscellaneous The provisions of clause 16 (but not including clauses 16.8 and 16.10) of the Lease shall apply to this Agreement as if set out in full herein and as if references therein to "Lessor" were references to the Existing Lessor and the New Lessor, references to "the Parties" were to the Parties to this Agreement and as if all references therein to "this Agreement" were deemed to include a reference to this Agreement. 12. Notices 12.1 Delivery All notices and other communications given under or in connection with this Agreement shall be in writing (including email), in English, and shall be deemed to be received in accordance with the following: 12.1.1 if by post or courier, when delivered to the relevant address specified in Clause 12.2, or 12.1.2 if by email, upon receipt of such email (and if more than one email address is specified in Clause 12.2, then receipt at either such email address shall be sufficient), provided that if a “bounce back” email indicating that such addresses are not valid is received by the sender from all the email addresses specified in Clause 12.2, then upon receipt by any owner, shareholder or employee of the relevant Party holding a position of manager or above. 12.2 Addresses The addresses and e-mail addresses of the Parties for the purpose of this Clause 12 are: 12.2.1 Existing Lessor: CASP Leasing I, LLC 435 Investment Court Verona, Wisconsin 53593-8788 U.S.A. For the attention of: Joseph G. Kuhn E-mail: [************] 12.2.2 New Lessor: FTAI Aircraft Leasing Ireland (2025) DAC c/o FTAI Aircraft Leasing DAC Ella House, 43 Merrion Square, Suite 43.4 Dublin 2 Ireland

17 For the attention of: The Directors E-mail: [************] and [************] with a copy to: McGuireWoods LLP 1251 Avenue of the Americas New York, New York 10020 United States of America For the attention of: Deepak Reddy Email: [************] 12.2.3 Lessee: Electra Airways OOD 51 Aleksander Malinov Boulevard Metrocity Office Building 5th Floor, Office A7 1712 Sofia Bulgaria For the attention of: Mrs Rumyana Rangelova, Legal Advisor E-mail: [************] With a copy to: Vectra Group, Ltd. 1 Ha’Arava St. Givat Shmuel 5400804 Israel For the attention of: Mr Itzik Goren Email: [************] 12.3 Notification of Change of Address Details Any Party may notify the other Parties of any change to its address or other details specified in Clause 12.2 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. 13. Governing Law and Jurisdiction 13.1 Governing Law This Agreement shall in all respects (including all matters of construction, validity and performance) be governed by, and construed in accordance with, the laws of the State of New York.

18 13.2 Jurisdiction The provisions of clauses 15.2, 15.3, 15.4 and 15.5 of the Lease shall apply to this Agreement as if set out in full herein and as if references therein to "Lessor" were references to the Existing Lessor and the New Lessor, references to "the Parties" were to the Parties to this Agreement and as if all references therein to "this Agreement" were deemed to include a reference to this Agreement. IN WITNESS whereof the Parties have caused this Agreement to be duly executed the day and year first above written.

19 Schedule 1 Form of Effective Time Notice EFFECTIVE TIME NOTICE: MSN [****] TO: Electra Airways OOD 51 Aleksander Malinov Boulevard Metrocity Office Building 5th Floor, Office A7 1712 Sofia Bulgaria For the attention of: Mrs Rumyana Rangelova, Legal Advisor COPY TO: Vectra Group, Ltd. 1 Ha’Arava St. Givat Shmuel 5400804 Israel For the attention of: [********] Dated: [•] 2025 Dear Sirs We refer to the assignment, assumption and amendment agreement dated [•] 2025 and made between each of us and you relating to the aircraft lease agreement in respect of one A320- 214 aircraft bearing manufacturer’s serial number [****] (the Lease Assignment Agreement). Words and expressions defined in the Lease Assignment Agreement shall have the same meanings when used herein. Each of the Existing Lessor, the New Lessor and the Lessee confirms that the Effective Time occurred at _____________ hours (UTC) on ___________________________ 2025 whilst the Aircraft and the Engines installed thereon bearing serial numbers [●] and [●] were located at [insert location of Aircraft and Engines]. As at the Effective Time: 1. the Agreed Value of the Aircraft is [**********]. 2. the balance of the Commitment Fee is [**********]. 3. the Basic Rent Amount is [**********] per Rental Period, subject always to the provisions of clause 5.3 of the Lease and the Table of Basic Rent Payments set out in schedule 5 to the Lease.

20 4. the rates of Additional Rent payable pursuant to clause 5.4(a) of the Lease (following adjustment on January 1, 2025 in accordance with clause 5.4(b) of the Lease) are as follows: a. Airframe 6Y Additional Rent Rate: $[•] b. Airframe 12Y Additional Rent Rate: $[•] c. Engine Additional Rent Rate: $[•] d. Engine LLP Additional Rent Rate: $[•] e. Landing Gear Additional Rent Rate: $[•] f. APU Additional Rent Rate: $[•] 5. the Additional Rent “balances” (meaning (i) the total amount of the relevant category of Additional Rent that has been paid to the Existing Lessor pursuant to clause 5.4 of the Lease, minus (ii) the total amount thereof released by the Existing Lessor to the Lessee pursuant to clause 7.2 of the Lease, minus (iii) the total amounts thereof which have been offset, applied or appropriated by the Lessor pursuant to clause 5.5(b)(ii) of the Lease Agreement, to the extent that such offset, applied or appropriated amounts have not been refunded to the Lessor by the Lessee in accordance with the final sentence of clause 5.5(b)(ii) of the Lease Agreement) are as follows: a. Airframe 6Y Additional Rent balance: $[•] b. Airframe 12Y Additional Rent balance: $[•] c. Engine Additional Rent balance: $[•] d. Engine LLP Additional Rent balance: $[•] e. Landing Gear Additional Rent balance: $[•] f. APU Additional Rent balance: $[•]

21 Yours faithfully ____________________ For and on behalf of CASP LEASING I, LLC ____________________ For and on behalf of FTAI AIRCRAFT LEASING IRELAND (2025) DAC Acknowledged ____________________ For and on behalf of ELECTRA AIRWAYS OOD

22 ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (MSN [****]) EXECUTION PAGE CASP LEASING I, LLC, as Existing Lessor _____/s/ Joseph G. Kuhn___________ Name: Joseph G. Kuhn Title: CEO FTAI AIRCRAFT LEASING IRELAND (2025) DAC, as New Lessor ___/s/ Paul Griffin___________________ Name: Paul Griffin Title: Director ELECTRA AIRWAYS OOD, as Lessee _____/s/ Stefan Trifonov_____________ Name: Stefan Trifonov Title: General Manager